UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2026

TransAct Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-6800

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TACT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 25, 2026, the Board of Directors (the “Board”) of TransAct Technologies Incorporated (the “Company”) amended and restated the Amended and Restated By-Laws of the Company (as amended and restated, the “Amended By-Laws”), effective as of such date. The amendments effected by the Amended By-Laws include the following:

•	updates to the stockholder meeting provisions to expressly contemplate virtual or “hybrid” meetings in accordance with the Delaware General Corporation Law (the “DGCL”);

•	revision of the provisions relating to stockholder meeting procedures to address virtual and hybrid meeting logistics and conform to the DGCL as currently in effect, including provisions relating to quorum, communications regarding adjourned stockholder meetings, proxies, and the preparation and availability of the stockholder list in connection with stockholder meetings;

•	clarification of the authority of the Board and the chair of the meeting to set the procedural rules that govern stockholder meetings, including agenda-setting, order of business, maintenance of order, attendance limitations, and time limits for stockholder comments in light of the Company’s practice of holding virtual stockholder meetings;

•	permission for the Board to cancel a special meeting called upon stockholder request if a revocation by requesting stockholders causes the required ownership threshold not to be met;

•	revisions to the procedural mechanics and disclosure requirements relating to business proposals submitted, and director nominations made, by stockholders (other than proposals to be included in the Company's proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including:

o	enhancement of the required disclosures for director nominees and proposing shareholders, including new disclosure requirements addressing beneficial ownership, derivative and short positions, performance-based fee arrangements, voting arrangements, arrangements among participants, and intent to engage in a solicitation;

o	updates to promote consistency with universal proxy rules codified in Rule 14a-19 under the Exchange Act, including to require (a) a statement as to whether a requesting shareholder intends to solicit proxies in support of director nominees other than the Company's nominees in accordance with Rule 14a-19, (b) that such shareholder provide the Company with reasonable evidence that the applicable requirements of such rule have been met, and (c) that a stockholder soliciting proxies use a proxy card color other than white (which is reserved for the Company’s use); and

o	a requirement for director nominees to provide a written representation and agreement addressing undisclosed compensation arrangements, voting commitments, fiduciary compliance, consent to inclusion in the proxy statement, adherence to Company governance policies, and authorization for background checks;

•	modernizing changes to the director compensation provision to contemplate payment for service on the Board and its committees and for service as chair of the Board or of a committee and to eliminate the concept of fixed fees for meeting attendance, which are not part of the Company’s director compensation program;

•	updates of the provisions relating to notices to, and waivers of notice by, directors to permit delivery of notices and waivers by electronic means;

•	updates to the officer provisions, including to clarify the term of office for each officer, to expressly permit resignation by electronic means, to modernize the roles of the Treasurer and the Secretary, and to provide the Board, the Chief Executive Officer and the President with the flexibility to delegate powers or duties of officers; and

•	other administrative, technical, clarifying, and conforming changes.

The foregoing description of the Amended By-Laws does not purport to be complete and is qualified in all respects by reference to the full text of the Amended By-Laws, a copy of which (marked to show changes from the prior By-Laws) is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
3.1	Amended and Restated By-Laws of TransAct Technologies Incorporated (as of February 25, 2026) (marked copy)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Steven A. DeMartino
President, Chief Financial Officer, Treasurer and Secretary

Date: March 3, 2026